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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          MEDICAL MANAGER CORPORATION
             (Exact name of registrant as specified in its charter)



       Delaware                                           99-3396629
(State of incorporation                                 (I.R.S. Employer
   or organization)                                    Identification No.)


                 3001 North Rocky Point Drive
                 Suite 100
                 Tampa, Florida                      33607
                 (Address of principal             (Zip Code)
                   executive offices)




Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of each class
                              to be so registered
                              -------------------

                                Common Stock,
                               par value $.01
                                  per share





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                     DESCRIPTION OF REGISTRANT'S SECURITIES
                                TO BE REGISTERED


                 The description of the Common Stock is set forth under the caption "Description of Capital Stock" in the registrant's Form S-1 Registration Statement as initially filed with the Securities and Exchange Commission on September 30, 1996. Such description is incorporated by reference in response to this item. If the registrant subsequently files a form of prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, containing a description of the Common Stock, such prospectus shall be deemed to be incorporated by reference into this Registration Statement.

                                    EXHIBITS


                 The Common Stock to be registered is being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The following exhibits are filed herewith:

                 (1) Specimen certificate for the Common Stock, par value $.01 per share, of the registrant*;

                 (2)      Certificate of Incorporation, as amended to date; and

                 (3)      By-Laws of the registrant, as amended to date.*





* To be filed by amendment.





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                                   SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          MEDICAL MANAGER CORPORATION



Date:  October 10, 1996                    By:  /s/ John H. Kang
                                             -----------------------------
                                               John H. Kang
                                               President





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                                 Exhibit Index

Exhibit
 Number                             Description
--------                            -----------
 1.      Specimen certificate for the Common Stock,
         par value $.01 per share, of the registrant.*

 2. Certificate of Incorporation of the registrant, as amended to date.

 3.      By-Laws of the registrant, as amended to date.*



* To be filed by amendment





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